EXHIBIT 99.1

STORE Capital Appoints Tawn Kelley to Board of Directors

SCOTTSDALE, Ariz., February 18, 2020 - STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, announced today the appointment of Tawn Kelley to its Board of Directors. Ms. Kelley will serve on the Company’s Nominating and Corporate Governance Committee.

“Tawn has an impressive background in the real estate industry, having built Mortgage Funding Direct Ventures from the ground up to an organization that is today Taylor Morrison Corporation mortgage operations, employs more than 600 people and will originate $3 billion in home mortgages this year,” said Christopher Volk, STORE’s Chief Executive Officer. “Following the sale of her company in 2009 to Taylor Morrison, the nation’s fifth largest homebuilder, she now serves as EVP and President of Taylor Morrison’s Mortgage and Title Services Operations and Chairman of Mortgage Funding Direct Ventures partnerships. We look forward to drawing on Tawn’s proven entrepreneurial expertise in helping companies execute growth strategies, and extensive knowledge of mortgage finance as we continue to grow and create value for our shareholders.”

Following the appointment of Ms. Kelley, STORE Capital’s Board is now comprised of nine directors, seven of whom are independent.

Ms. Kelley has more than 28 years of experience and is widely recognized for her leadership in the mortgage industry and her service in numerous industry organizations.  As Executive Vice President of Taylor Morrison Home Corporation (NYSE: TMHC) and President of its Financial Services unit, Ms. Kelley contributes to the executive leadership and is responsible for the management, financial performance and long-term growth strategies of its home funding, title services and mortgage funding businesses. She joined Taylor Morrison in April 2009 following its acquisition of Mortgage Funding Direct Ventures, the company managed and owned by Ms. Kelley since 2001, which partnered with home builders to create in-house mortgage subsidiaries. Prior to founding Mortgage Funding Direct Ventures, she worked for NVR Mortgage and Wells Fargo Mortgage (formerly Norwest Mortgage).  Ms. Kelley also works to improve the home buying process.  In 2011 she established a free qualification improvement program to better position families for home purchase which has since helped more than 2,500 families.

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in more than 2,400 property locations, substantially all of which are profit centers, across the United States. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Financial Profiles, Inc.

STORECapital@finprofiles.com

Investors or Media:

Moira Conlon, 310-622-8220

Lisa Mueller, 310-622-8231

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